SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Commission File Number 000-30779


                                February 4, 2003
                           Earliest Date of the Report


                        Shimoda Resources Holdings, Inc.
             (Exact name of registrant as specified by its charter)



         Nevada                                                  75-2843787
(State of incorporation)                                   (IRS Employer Number)


                   15 River Road, Suite 230, Wilton, CT 06897
                    (Address of principal executive offices)


                  Registrant's Telephone Number: (203) 563-9430

Item 2.  Acquisition or Disposition of Assets.

On January 23, 2003, the Registrant entered into an agreement with Shimoda Resources Limited (Cyprus) ("SRL") to acquire certain shares in operating companies and companies holding licenses and other assets, in the natural resources sector in Emerging Europe, said assets representing substantially all of the assets of SRL, in exchange for 1,739,130 shares of Registrant's newly issued common stock. The agreement calls for SRL to provide audited financial statements for the period ended December 31, 2002.



Item 5.  Other Events.

None


Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements of the business acquired are not included herewith and will be filed by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information of Registrant. Pro Forma financial information is not included herewith and will be filed by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(c)      Exhibits:

         10.3 Purchase of Assets Agreement between Registrant and Shimoda Resources Limited (Cypress) dated January 23, 2003.



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This  Form 8-K  contains  certain  forward-looking  statements  and  information relating to the Company that is based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they
relate  to  the   Company  or  its   management,   are   intended   to  identify
forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 /S/ David J Mapley
-------------------
Dated:  February 4, 2003
David Mapley, President
Shimoda Resources Holdings, Inc.